As filed with the Securities and Exchange Commission on August 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	94-3291317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

280 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices)

2004 EQUITY INCENTIVE PLAN

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Robert I. Blum

President and Chief Executive Officer

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

(650) 624-3000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2004 Equity Incentive Plan, as amended, Common Stock $0.001 par value	2,000,000 shares	$11.16	$22,320,000	$3,044.45
2004 Employee Stock Purchase Plan, Common Stock $0.001 par value	166,666 shares	$11.16	$1,859,993	$253.71
TOTAL:	2,166,666 shares	$11.16	$24,179,993	$3,298.16

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plan covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding common stock.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on The NASDAQ Capital Market on August 2, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of the registrant’s Common Stock to be issued pursuant to the Company’s 2004 Equity Incentive Plan, as amended, and 166,666 shares of Common Stock to be issued pursuant to the Company’s 2004 Employee Stock Purchase Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on May 4, 2004 (File No. 333-115146), June 20, 2005 (File No. 333-125973), April 14, 2006 (File No. 333-133323), August 11, 2006 (File No. 333-136524), February 28, 2007 (File No. 333-140963), March 14, 2008 (File No. 333-149713), August 7, 2008 (File No. 333-152850), August 6, 2009 (File No. 333-161116), August 4, 2010 (File No. 333-168520), August 5, 2011 (File No. 333-176089) and August 6, 2012 (File No. 333-183091), are incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.3(3)	Amended and Restated Bylaws.

3.4(4)	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

3.5(5)	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

3.6(6)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.1(7)	Specimen Common Stock Certificate.

4.2(8)	Registration Rights Agreement, dated as of December 29, 2006, by and between the Company and Amgen Inc.

4.4(9)	Form of Common Stock Warrant Agreement.

4.5(9)	Form of Preferred Stock Warrant Agreement.

4.6(10)	Form of Warrant.

5.1	Opinion of Cooley LLP.

10.2(11)	2004 Equity Incentive Plan, as amended.

10.3(11)	2004 Employee Stock Purchase Plan, as amended.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

(1)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-174869, filed with the Securities and Exchange Commission on June 13, 2011.
(2)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.
(3)	Incorporated by reference from the Company’s registration statement on Form S-1, registration number 333-112621, declared effective by the Securities and Exchange Commission on April 29, 2004.
(4)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2011.
(5)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2012.
(6)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2013.
(7)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2007.
(8)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2007.
(9)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-178189, filed with the Securities and Exchange Commission on November 25, 2011.
(10)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 6, 2012.
(11)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cytokinetics, Incorporated, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 7th day of August, 2013.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Blum and Sharon A. Barbari, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert I. Blum Robert I. Blum	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2013

/s/ Sharon A. Barbari Sharon A. Barbari	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2013

/s/ L. Patrick Gage L. Patrick Gage, M.D., Ph.D.	Chairman of the Board of Directors	August 7, 2013

/s/ Santo J. Costa Santo J. Costa	Director	August 7, 2013

/s/ Denise M. Gilbert Denise M. Gilbert, Ph.D.	Director	August 7, 2013

/s/ John T. Henderson John T. Henderson, M.B., Ch. B.	Director	August 7, 2013

/s/ B. Lynne Parshall B. Lynne Parshall	Director	August 7, 2013

/s/ Sandford D. Smith Sandford D. Smith	Director	August 7, 2013

/s/ Wendell Wierenga Wendell Wierenga, Ph.D.	Director	August 7, 2013